                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT, originally entered into the 31st day of December, 1996 (and as amended February 8, 1997), and effective February 1, 1997 (the "Effective Date"), is hereby amended and restated this __ day of ________, 1997, by and between Lexington First Federal Savings Bank (the "Bank") and Howard W. Tignor (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Bank as its President and is experienced in all phases of the business of the Bank; and

         WHEREAS, the Board of Directors of the Bank (the "Board") believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1.     Defined Terms
                -------------

         When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

              (a) "Change in Control" shall mean an event of a nature that: (I) would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"); or (II) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (III) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing twenty percent (20%) or more of the combined voting power of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board of the Bank or the board of directors of the Company on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the
                  --------
date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or the Company is not the resulting entity.

              (b) "Company" shall mean Community National Corporation.

              (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

              (d) "Code (S)280G Maximum" shall mean product of 2.99 and his "base amount" as defined in Code (S)280G(b)(3).

              (e) "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's defined benefit retirement plan.

              (f) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee; (ii) a material reduction in the Employee's base compensation as the same may be increased from time to time, unless part of an overall reduction applied to all senior management or agreed to by the Employee;
(iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement; (iv) the permanent assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of this Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or the Company; or (vii) a material reduction in the secretarial or other administrative support of the Employee. In addition, "Good Reason" shall mean an impairment of the Employee's health to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health.

              (g) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

              (h) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the first annual anniversary of the Change in Control or the expiration date of this Agreement.

              (i) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

     2.     Employment. The Employee is employed as the President of the Bank.
            ----------
The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Bank.

     3.     Base Compensation. The Bank agrees to pay the Employee during the
            -----------------
term of this Agreement a salary at the rate of $65,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary, which salary shall, subject to Board review and approval, be increased on an annual basis by an amount which is at least equal to the annual average increase in the Consumer Price Index, as published by the U.S. Department of Labor's Bureau of Labor Statistics for the twelve months then most recently reported.

     4.     Discretionary Bonuses. The Employee shall participate in an
            ---------------------
equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     5.     (a)   Participation in Retirement, Medical and Other Plans. During
                  ----------------------------------------------------
the term of this Agreement, the Employee shall be eligible to participate in the same manner as all other employees of the Bank in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Bank.

            (b)   Employee Benefits; Expenses. The Employee shall be
                  ---------------------------
eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank. Such expenses shall include (i) the costs incurred by the Employee in moving the Employee and his family from Waynesboro, Tennessee to Lexington, Tennessee, and (ii) reimbursement to the Employee of the real estate commission (in an amount not to exceed 3% of the sale price of his personal residence) in connection with the Employee's sale of his personal residence in Waynesboro, Tennessee (which real estate commission reimbursement shall be paid upon receipt of the closing statement of such sale).

     6.     Term. The Bank hereby employs the Employee, and the Employee hereby
            ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     7.     Loyalty; Noncompetition.
            -----------------------

            (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote such adequate time, attention, skill, and efforts as are required for the faithful performance of his duties hereunder; provided, however, that the Employee may pursue personal business interests or serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or have a substantial negative effect on the performance of Employee's duties pursuant to this Agreement, or violate any applicable statute or regulation. The Employee further agrees to promptly reveal to other appropriate executives of the Bank all matters coming to his attention pertaining to the business or interest of the Bank. All data or information concerning the business activities of the Bank which the Employee acquires or has acquired in connection with or as a result of the performance of services for the Bank, whether under this agreement or prior to the effective date of this agreement, shall be kept secret and confidential by the Employee and shall be revealed only to the Bank unless otherwise consents. This covenant of confidentiality shall extend beyond the term of this

Agreement and shall survive the termination of this Agreement for any reasons but shall not restrict the Employee's employment with another like firm or company so long as the confidentiality agreement is not breached.

            (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     8.     Standards. The Employee shall perform his duties under this
            ---------
Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9.     Vacation and Sick Leave. At such reasonable times as the Board shall
            -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

            (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for all other employees of the Bank.

            (b) The Employee shall accumulate unused vacation from one fiscal year to the next. Notwithstanding any provision to the contrary, amounts attributable to accrued but unused vacation shall be payable to the Employee upon his termination of employment for any reason.

            (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

            (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board for all other employees of the Bank.

     10.    Termination and Termination Pay. Subject to Sections 12 and 13
            -------------------------------
hereof, the Employee's employment hereunder may be terminated under the following circumstances:

            (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

            (b) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

            (c) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and
(g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

            (1) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

            (2) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

            (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

            (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

            (d)   Voluntary Termination by Employee. Subject to Sections
12 and 13 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs within the Protected Period, in Section 12(a) hereof in which event the benefits and compensation provided for in Section 12 shall apply).

            (e) Disability. (1) The Bank may terminate the Employee's employment after having established the Employee's Disability, in which event the Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, and (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(e).

                  (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

            (f)   Without Just Cause; Constructive Discharge; Good Reason.
The Employee shall be entitled to receive the greater of $100,000 or the salary provided pursuant to Section 3 hereof, up to the expiration date of this Agreement, including any renewal term (the "Expiration Date") if he terminates employment for one of the following reasons (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): (i) the Board, by written notice to the Employee, immediately terminate his employment at any time for a reason other than his Disability or Just Cause, or (ii) the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason.

     11.    No Mitigation. The Employee shall not be required to mitigate the
            -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     12.    Change in Control.
            -----------------

            (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that (i) there is a Change in Control as defined herein, or (ii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period, or the Employee resigns from his employment with the Bank for Good Reason during the Protected Period, as defined herein.

            (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof:

                  (i) Upon the trigger event outlined in Section 12(a)(i) hereof occurring, the Bank shall pay the Employee a benefit equal to $50,000, and

                  (ii) upon the trigger event outlined in Section 12(a)(ii) herein occurring, the Bank shall pay the Employee a severance benefit equal to $100,000, and shall pay for long-term disability and provide such medical benefits as are available to the Employee under the provisions of COBRA, for eighteen (18) months (or such longer period, up to 24 months, if COBRA is amended).

     In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code (S)280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab
                                                                             --
initio which the Employee shall repay to the Bank, on terms and conditions
------
mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

            (c) Funding of Grantor Trust upon Change in Control. Not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the severance benefit provided for in Section 12(b), unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. Upon the later of the Trust's final payment of all amounts due under the following paragraph or the date fifteen months after the Change in Control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

     During the 15-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth
(10th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration shall be paid by the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

     13.    Indemnification. The Bank agrees that its Bylaws shall continue to
            ---------------
provide for indemnification of directors, officers, employees and agents of the Bank, including the Employee during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     14.    Reimbursement of Employee for Enforcement Proceedings. In the event
            -----------------------------------------------------
that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

     15.    Federal Income Tax Withholding. The Bank may withhold all federal
            ------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     16.    Successors and Assigns.
            ----------------------

            (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank. The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

            (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

            (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     17.    Amendments. No amendments or additions to this Agreement shall be
            ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     18.    Applicable Law. Except to the extent preempted by Federal law, the
            --------------
laws of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     19.    Severability. The provisions of this Agreement shall be deemed
            ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20.    Entire Agreement. This Agreement, together with any understanding
            ----------------
or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties (including but not limited to their agreement dated December 31, 1996, as amended February 8, 1997).

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.


ATTEST:                                LEXINGTON FIRST FEDERAL SAVINGS BANK


                                       By:
--------------------------                -------------------------------------
Secretary                                 Charlie Walker, Chairman of the Board


WITNESS:

--------------------------             -----------------------------------------
                                           Howard W. Tignor, Employee